SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
    SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 6, 2007

NEW JERSEY RESOURCES
 CORPORATION
(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation)	1-8359 (Commission File Number)	22-2376465 (IRS Employer Identification No.)

1415 Wyckoff Road Wall, New Jersey		07719
(Address of principal executive offices)		(Zip Code)

(732) 938-1480
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

    On March 2, 2007, New Jersey Resources Corporation (the “Company”), through a wholly-owned subsidiary, entered into a series of agreements (the “Joint Venture Agreements”) with subsidiaries of Spectra Energy Corporation (“Spectra”) to form Steckman Ridge, LP, a joint venture Delaware limited partnership (“Steckman Ridge”). Steckman Ridge was formed to acquire, develop and operate a natural gas storage facility in Bedford County, Pennsylvania; it will have access to the Texas Eastern Transmission, LP pipeline system, which will enable it to serve the Northeastern and Mid-Atlantic regions of the United States. The Company and Spectra will each own 50% of the equity interests in Steckman Ridge and will share equally in funding obligations. Pursuant to the Joint Venture Agreements, each party is required to fund 50% of total acquisition and development costs up to a maximum of $125 million for each party. Steckman Ridge expects to obtain non-recourse financing for some portion of those development costs; however, no such financing has been obtained as of this date and the Company can make no assurances that Steckman Ridge will be able to obtain such financing in the future.
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Item 8.01. Other Events

On March 6, 2007, the Company and Spectra issued a joint press release announcing the formation of Steckman Ridge. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

The following exhibit is furnished with this report on Form 8-K:

Exhibit Number 99.1	Description The Company’s Press Release dated March 6, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW JERSEY RESOURCES CORPORATION
Date: March 6, 2007	By:	/s/ Glenn C. Lockwood
Glenn C. Lockwood
Senior Vice President and Chief Financial Officer